Exhibit 10.27

Board Compensation Policy
(Adopted May 8, 2006;
Amended March 12, 2007)

General:

•       This compensation policy applies to all board members of ICO Global Communications (Holdings) Limited (“ICO”), including future directors of ICO. The board of ICO reserves the right to amend this policy from time to time, but such amendments shall not apply to awards that have been earned prior to such amendments, without the consent of the respective director.

Historical Service by Current Board Members:

•       Each current board member will receive options to purchase 30,000 shares of Class A Common Stock of ICO at the current fair market value price for each full year of board service since the emergence of ICO from bankruptcy in 2000. These options will vest in accordance with the following schedule:  Options will become 25% vested following each full year of service as a board member, beginning with the date the options are granted, with the result that the option becomes completely vested following four years of service.

•       There will be no additional compensation for historical service on the board and board committees.

Ongoing Service by Current and Future Board Members:

•       Initial Service Option Grant. Each future board member who is not an employee of ICO will receive options to purchase 100,000 shares of Class A Common Stock of ICO at the current fair market value price. New members will receive the options at the time they are elected. These options will vest in accordance with the following schedule:  Options will become 25% vested following each full year of service as a board member, beginning with the date the options are granted, with the result that the option becomes completely vested following four years of service.

•       Annual Service Option Grant. Each current and future board member who is not an employee of ICO will receive options to purchase 30,000 shares of Class A Common Stock of ICO at the current fair market value price on an annual basis, to be granted on October 1 of each year. These options will vest at the rate of 25% per year, beginning as of the date of grant (October 1) and continuing through the following September 30, with the effect that the options become fully vested after four years of service on the board.

•       Annual Service Cash Payment. Each current and future board member that is independent as determined by NASD Marketplace Rule 4350(d)(2) shall receive $30,000 per year cash compensation for board service, plus cash compensation for committee service as determined by the full board.

•       Initial Audit Committee Option Grant. Each current and future board member that is independent as determined by NASD Marketplace Rule 4350(d)(2) and who serves on the Audit Committee of ICO will receive options to purchase 50,000 shares of Class A Common Stock of ICO at the current fair market value price, to be granted on the date of appointment to the Audit Committee. The member of the Audit Committee who serves as chairman will receive options to purchase an additional 50,000 shares of Class A Common Stock at the current fair market price, to be granted on the date of appointment as chairman of the committee. These options will become 25% vested following each full year of service on the Audit Committee following the date of appointment, with the effect that the options become fully vested after four years of service on the Audit Committee or as chairman of the Audit Committee, as applicable.

•       Initial Strategy Committee Option Grant. Each current and future board member that is independent as determined by NASD Marketplace Rule 4350(d)(2) and who serves on the Strategy Committee of ICO will receive options to purchase 100,000 shares of Class A Common Stock of ICO at the current fair market value price, to be granted on the date of appointment to the Strategy Committee. These options will become 25% vested following each full year of service on the Strategy Committee following the date of appointment, with the effect that the options become fully vested after four years of service on the Strategy Committee.

•       Initial Compensation Committee Option Grant. Each current and future board member that is independent as determined by NASD Marketplace Rule 4350(d)(2) and who serves on the Compensation Committee of ICO will receive options to purchase 25,000 shares of Class A Common Stock of ICO at the current fair market value price, to be granted on the date of appointment to the Compensation Committee. The member of the Compensation Committee who serves as chairman will receive options to purchase an additional 25,000 shares of Class A Common Stock at the current fair market price, to be granted on the date of appointment as chairman of the committee. These options will become 25% vested following each full year of service on the Compensation Committee following the date of appointment, with the effect that the options become fully vested after four years of service on the Compensation Committee or as chairman of the Compensation Committee, as applicable.